Exhibit 99.1

LIMITED GUARANTEE

This LIMITED GUARANTEE, dated as of August 3, 2016 (this “Limited Guarantee”), is made by Vector Capital IV, L.P. (the “Guarantor”), in favor of Sizmek Inc., a Delaware corporation (the “Company”).  Reference is hereby made to that certain Agreement and Plan of Merger, dated on the date hereof (as the same may be amended, modified or restated in accordance with the terms thereof, the “Merger Agreement”), by and among Solomon Holding, LLC, a Delaware limited liability company (“Parent”), Solomon Merger Subsidiary, Inc., a Delaware corporation (“Merger Sub”) and Sizmek Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

1.                                      Limited Guarantee.  To induce the Company to enter into the Merger Agreement, the Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Company the due and punctual payment by Parent to the Company of an amount equal to all of the liabilities and obligations of Parent or Merger Sub under the Merger Agreement (including any reimbursement and indemnification obligations pursuant to Section 6.06(a) thereof) when required to be paid by Parent or Merger Sub pursuant to and in accordance with the Merger Agreement (the “Guaranteed Obligations”); provided that, notwithstanding anything to the contrary set forth in this Limited Guarantee, the Merger Agreement, the Equity Commitment Letter or any other agreement contemplated hereby or thereby, the Company and the Guarantor agree that in no event shall the aggregate liability of Guarantor hereunder exceed an amount equal to the Parent Liability Limitation, and that the Guarantor shall in no event be required to pay more than an amount equal to the Parent Liability Limitation under or in respect of this Limited Guarantee, or otherwise have any liability under this Limited Guarantee relating to, arising out of or in connection with the Merger Agreement and the transactions contemplated thereby.  Guarantor shall, upon the written request of the Company, promptly and in any event within ten (10) Business Days pay such Guaranteed Obligations in full.

2.                                      Terms of Limited Guarantee.

(a)                                 This Limited Guarantee is one of payment, not of collectability, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Limited Guarantee for the full amount of the Guaranteed Obligations subject to the Parent Liability Limitation, irrespective of whether any action is brought against Parent, Merger Sub or any other Person, or whether Parent, Merger Sub or any other Person is joined in any such action or actions.

(b)                                 Subject to the Parent Liability Limitation, without amending or limiting the other provisions of this Limited Guarantee (including Section 6 hereof), the liability and obligation of the Guarantor under this Limited Guarantee shall, to the fullest extent permitted under Applicable Law, be absolute and unconditional irrespective of:

(i)                                     the value, genuineness, regularity, illegality or enforceability of the Merger Agreement, its Equity Commitment Letter or any other agreement or instrument referred to herein, including this Limited Guarantee (other than in the case of (A) fraud or willful misconduct by the Company, (B) defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Sub under the Merger Agreement) or (C) any attempt by the Company or any Person acting on its behalf to seek to impose liability upon the Guarantor in violation of the provisions set forth in Section 4 below;

(ii)                                  any release or discharge of any obligation of Parent or Merger Sub contained in the Merger Agreement or elsewhere or any other Person interested in the transactions contemplated by the Merger Agreement or to the extent resulting from any change in the corporate existence, structure or ownership of Parent or Merger Sub, or any insolvency, bankruptcy, reorganization or other similar Legal Proceeding affecting Parent or Merger Sub or any of their respective assets;

(iii)                               any duly-executed and delivered waiver, amendment or modification of the Merger Agreement, or change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, any Guaranteed Obligation, any escrow arrangement or other security therefor, any liability incurred directly or indirectly in respect thereof, or any duly-executed amendment or waiver of or any consent to any departure from the terms of the Merger Agreement or the documents entered into in connection therewith;

(iv)                              the existence of any claim, set-off or other right that the Guarantor may have at any time against Parent, Merger Sub or the Company or any other Person, whether in connection with any Guaranteed Obligation or otherwise;

(v)                                 the adequacy of any other means the Company may have of obtaining repayment of any of the Guaranteed Obligations;

(vi)                              the addition, substitution or release of any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; or

(vii)                           any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than payment of the Guaranteed Obligations); provided that, notwithstanding any other provision of this Limited Guarantee to the contrary, the Company hereby agrees that the Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor under this Limited Guarantee, any claim, set-off, deduction, defense or release to the extent Parent or Merger Sub, as applicable, is entitled thereto against the Company or any other Person under the express terms of the Merger Agreement to the extent it would relieve Parent or Merger Sub, as applicable, of its obligations under the Merger Agreement.

(c)                                  The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Company upon this Limited Guarantee or acceptance of this Limited

Guarantee.  Without expanding the obligations of the Guarantor hereunder, the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guarantee, and all dealings among Parent, Merger Sub or the Guarantor, on the one hand, and the Company, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Limited Guarantee.  The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.  Except as expressly provided herein, when pursuing its rights and remedies hereunder against the Guarantor, the Company shall be under no obligation to pursue such rights and remedies it may have against Parent or Merger Sub or any other Person for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Company to pursue such other rights or remedies or to collect any payments from Parent or Merger Sub or any such other Person or to realize upon or to exercise any such right of offset, and any release by the Company of Parent or Merger Sub or any such other Person or any right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Company.

(d)                                 The Company shall not be obligated to file any claim relating to any Guaranteed Obligation in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar Legal Proceeding, and the failure of the Company to so file any claim shall not affect the Guarantor’s obligations hereunder.  In the event that any payment to the Company in respect of any Guaranteed Obligation hereunder is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligation as if such payment had not been made so long as this Limited Guarantee has not been validly terminated.

3.                                      Waiver of Acceptance, Presentment, etc.  Subject to the proviso in Section 2(b)(vii), the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Applicable Laws which would otherwise require any election of remedies by the Company.  The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of any Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Guaranteed Obligations and all other notices of any kind (other than notices to be provided in accordance with Section 12 hereof or Section 11.01 of the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than breach by the Company of this Limited Guarantee).

4.                                      Sole Remedy.

(a)                                 The Company acknowledges and agrees that, as of the date hereof, neither Parent nor Merger Sub has any assets, other than their respective rights under the Merger Agreement, the Equity Commitment Letter and the agreements contemplated thereby.  Except as specifically contemplated by the Merger Agreement, this Limited Guarantee or the Equity Commitment Letter, the Company acknowledges and agrees that no funds are expected to be contributed to Parent or Merger Sub unless the Acceptance Time occurs, and that, except for rights against Parent and Merger Sub to the extent expressly provided in the fourth paragraph of the Equity Commitment Letter and Section 11.13 (Specific Performance) of the Merger Agreement and subject to all of the terms, conditions and limitations herein and therein, the Company shall not have any right to cause any assets to be contributed to Parent or Merger Sub by the Guarantor or any Guarantor Affiliate (as defined below).

(b)                                 The Guarantor shall not have any obligation or liability to any Person relating to, arising out of or in connection with this Limited Guarantee other than as expressly set forth herein.  The Company further agrees that it has no remedy, recourse or right of recovery against, or contribution from, and no personal liability shall attach to, (i) any former, current or future, direct or indirect director, officer, employee, agent or Affiliates of the Guarantor or Parent or Merger Sub, (ii) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent, (iii) any former, current or future, direct or indirect holder of any securities or any equity interests of any kind of Guarantor or Parent or Merger Sub (whether such holder is a limited or general partner, member, stockholder or otherwise), or (iv) any former, current or future assignee of Guarantor or Parent or Merger Sub or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate, controlling person, representative or assignee of any of the foregoing (those Persons described in the foregoing clauses (i), (ii), (iii) and (iv), together, with any other Non-Recourse Parent Party, but excluding Parent, Merger Sub and the Guarantor, being referred to herein collectively as “Guarantor Affiliates”), through Guarantor or Parent or Merger Sub or otherwise, whether by or through attempted piercing of the corporate veil or similar action, by the enforcement of any assessment or by any Legal Proceeding, by virtue of any statute, regulation or Applicable Law, by or through a claim by or on behalf of Guarantor or Parent or Merger Sub against the Guarantor, any Guarantor Affiliates, Parent or otherwise in respect of any liabilities or obligations relating to, arising out of or in connection with, this Limited Guarantee, except, in each case, for (w) its rights against Guarantor under the Confidentiality Agreement, (x) its rights against Guarantor under this Limited Guarantee, (y) its third party beneficiary rights under the Equity Commitment Letter and (z) its rights against Parent or Merger Sub under, and in accordance with, the terms and conditions of the Merger Agreement; provided that, in the event Guarantor (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of such Guarantor’s remaining net assets plus uncalled capital is less than an amount equal to the Parent Liability Limitation (less amounts paid under this Limited Guarantee prior to such event), then, and in each such case, the Company may seek recourse, whether by the enforcement of any judgment or assessment or by any Legal Proceeding or by virtue of any applicable Law, against such continuing or surviving entity or such Person (in either case, a “Successor Entity”), as the case may be, but only to the extent of the unpaid liability of Guarantor hereunder up to the amount of the Guaranteed Obligations for which Guarantor is liable, as determined in accordance with this Limited Guarantee.  Except for Guarantee Claims, Merger Agreement Claims, NDA Claims and

Equity Commitment Claims (each as defined below), recourse against the Guarantor and any Successor Entity under this Limited Guarantee shall be the sole and exclusive remedy of the Company and all of its Affiliates and Subsidiaries against the Guarantor and any Guarantor Affiliate in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, and such recourse shall be subject to the limitations described herein and therein.

(c)                                  The Company hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any Legal Proceeding or bring any other claim arising under, or in connection with, the Merger Agreement, this Limited Guarantee, the Equity Commitment Letter or, in each case, the transactions contemplated hereby or thereby, against the Guarantor or any Guarantor Affiliate except for (i) claims by the Company against the Guarantor and any Successor Entity under and in accordance with this Limited Guarantee (“Guarantee Claims”), (ii) claims by the Company against Parent or Merger Sub under and in accordance with the Merger Agreement (“Merger Agreement Claims”), (iii) claims by the Company under the Confidentiality Agreement (“NDA Claims”) and (iv) to the extent (but only to the extent) the Company is expressly entitled under the Merger Agreement or the Equity Commitment Letter to cause Parent to enforce the Equity Commitment Letter in accordance with the terms thereof, claims by the Company against Parent or Guarantor seeking to enforce the Equity Commitment Letter in accordance with its terms and subject to the limitations in the Merger Agreement (“Equity Commitment Claims”) .

(d)                                 For all purposes of this Limited Guarantee, a Person shall be deemed to have pursued a claim against another Person if such first Person brings a legal action against such Person, adds such other Person to an existing Legal Proceeding, or otherwise asserts in writing a legal claim of any nature relating to the Merger Agreement and the other agreements contemplated hereby against such Person other than such actions as are expressly contemplated and permitted in the Merger Agreement and the other agreements contemplated hereby.

5.                                      Subrogation.  Guarantor will not exercise against Parent or Merger Sub any rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under bankruptcy or insolvency Laws) or otherwise, by reason of any payment by any of them pursuant to the provisions of Section 1 unless and until the Guaranteed Obligations have been indefeasibly paid in full.

6.                                      Termination.  This Limited Guarantee shall terminate upon, and the Guarantor shall not have any further liability or obligation under this Limited Guarantee from and after, the earliest of: (a) the termination of the Merger Agreement by mutual written consent of Parent and the Company pursuant to Section 10.01(a) thereof, (b) the termination of the Merger Agreement by the Company pursuant to Section 10.01(f), (c) the payment by the Guarantor, Parent or Merger Sub of an amount of the Guaranteed Obligations equal to the Parent Liability Limitation, (d) the date that is seventy five (75) days following termination of the Merger Agreement in accordance with its terms (other than termination for which clause (a) or (b) applies), unless prior to the expiration of such seventy five (75) day period (i) the Company shall have delivered a written notice with respect to any of the Guaranteed Obligations and (ii) the Company shall have commenced a Legal Proceeding with respect to this Limited Guarantee, in which case this Limited Guarantee shall remain in full force and effect until the earliest of (x) a final, non-appealable order of a court of competent jurisdiction in accordance with Section 14 hereof determining that Guarantor does not owe any amount under this Limited Guarantee and (y) a written agreement between the Guarantor and the Company that specifically references this Section 6(e) in which the Company acknowledges that the obligations and liabilities of the Guarantor pursuant to this Limited Guarantee are terminated, after which Guarantor shall not have any further liability or obligation under this Limited Guarantee, and (e) the Company or any of its controlled Affiliates acting on its behalf seeks in any Legal Proceeding to impose liability upon the Guarantor in excess of an amount equal to the Parent Liability Limitation, as applicable, or otherwise challenges in any Legal Proceeding any limit on the liability of the Guarantor hereunder or under the Equity Commitment Letter delivered by the Guarantor in connection with the Merger Agreement, or makes any claim in any Legal Proceeding arising under, or in connection with, the Merger Agreement, this Limited Guarantee, the Equity Commitment Letter or, in each case, the transactions contemplated thereby, other than a Guarantee Claim, a Merger Agreement Claim, and NDA Claim or an Equity Commitment Claim (in the event of any of the actions described in this clause (f), unless such Legal Proceeding is withdrawn by the applicable Person prior to the imposition of any award, order or declaration by any Governmental Authority or the incurrence of any loss by Guarantor or its Affiliates related to the claim or Legal Proceeding within five (5) Business Days of written notice from Guarantor or its Affiliate that such Legal Proceeding would cause the termination of this Limited Guarantee due to it not being a Guarantee Claim, Merger Agreement Claim, NDA Claim or Equity Commitment Claim, the obligations and liabilities of Guarantor under this Limited Guarantee shall terminate ab initio and be null and void).

7.                                      Continuing Guarantee.  Unless terminated pursuant to the provisions of Section 6, this Limited Guarantee is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, shall be binding upon the Guarantor, its successors and assigns, and any Successor Entity, and shall inure to the benefit of, and be enforceable by, the Company and its permitted successors, transferees and assigns.  All obligations to which this Limited Guarantee applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

8.                                      Entire Agreement.  This Limited Guarantee, the Merger Agreement and the Equity Commitment Letter constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

9.                                      Amendment; Waivers, etc.  No amendment, modification or discharge of this Limited Guarantee, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.  The waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Limited Guarantee or a failure to or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

10.                               No Third Party Beneficiaries.  Except for the provisions of this Limited Guarantee which reference Guarantor Affiliates (each of which shall be for the benefit of and enforceable by each Guarantor Affiliate), the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Limited Guarantee, and this Limited Guarantee is not intended to, and does not, confer upon any person other than the parties hereto and any Guarantor Affiliate any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

11.                               Counterparts.  This Limited Guarantee may be executed by facsimile or other means of electronic transmission and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12.                               Notices.  All notices, requests, claims, demands, waivers and other communications required or permitted to be given under this Limited Guarantee shall be in writing and shall be deemed given when received if delivered personally; when transmitted if transmitted by facsimile or by electronic mail (with written confirmation of transmission); the Business Day after it is sent, if sent for next day delivery to a domestic address by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

Sizmek Inc.
500 West 5th Street
Suite 900
Austin, TX 78701
Attention: Chairman of the Board
Facsimile No.: (512) 681-6430

with a copy to:

Latham & Watkins LLP
555 11th Street N.W.
Suite 1000
Washington, DC 20004
Attention: William P. O’Neill, Esq.
Facsimile No.: (202) 637-2201

if to Vector, to:

c/o Vector Capital Corporation
One Market Street

Steuart Tower, 23rd Floor
San Francisco, California 94105
Attention: David Baylor
Facsimile No.: (415) 293-5100

with a copy to:

Kirkland & Ellis LLP
555 California Street
Suite 2700
San Francisco, CA 94104
Attention: Jeffrey B. Golden and Joshua Zachariah
Facsimile No.: (415) 439-1331

or, in each case, at such other address as may be specified in writing to the other party.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery, on the day after such delivery, (ii) if by certified or registered mail, on the seventh Business Day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered or (iv) if by fax or telegram, on the next day following the day on which such fax or telegram was sent, provided that a copy is also sent by certified or registered mail.

13.                               Governing Law.  THIS LIMITED GUARANTEE AND ALL CLAIMS AND CAUSES OF ACTION ARISING IN CONNECTION HEREWITH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

14.                               Consent to Jurisdiction, etc.  Subject to Section 15 below, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Limited Guarantee or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought exclusively in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12 shall be deemed effective service of process on such party.  The parties hereto agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Laws; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

15.                               Waiver of Jury Trial.  EACH PARTY TO THIS LIMITED GUARANTEE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF.

16.                               Representations and Warranties.  The Guarantor hereby represents and warrants with respect to itself to the Company that: (a) it is duly organized and validly existing under the Laws of its jurisdiction of organization, (b) it has all limited partnership power and authority to execute, deliver and perform this Limited Guarantee, (c) the execution, delivery and performance of this Limited Guarantee by Guarantor has been duly and validly authorized and approved by all necessary partnership action, and no other Legal Proceedings or actions on the part of Guarantor are necessary therefor, (d) this Limited Guarantee has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against Guarantor in accordance with its terms, subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors, (e) Guarantor has uncalled capital commitments equal to or in excess of an amount equal to the Parent Liability Limitation and its limited partners or other investors have the obligation to fund such capital, (f) the execution, delivery and performance by Guarantor of this Limited Guarantee does not and will not (i) violate the organizational documents of Guarantor, (ii) violate any applicable Law or order, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, any contract to which Guarantor is a party, in any case, for which the violation, default or right would be reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation by Guarantor of the transactions contemplated by this Limited Guarantee on a timely basis and (g) it has the financial capacity to pay and perform all of its obligations under this Limited Guarantee, and all funds necessary to fulfill the Guaranteed Obligations under this Limited Guarantee shall be available to Guarantor to fulfill the Guaranteed Obligations for as long as this Limited Guarantee shall remain in effect.

17.                               Covenants.  So long as this Limited Guarantee is in effect, Guarantor hereby covenants and agrees that: (a) it shall not institute, and shall cause each if its controlled Affiliates not to institute, directly or indirectly, any Legal Proceeding or bring any other claim, asserting that this Limited Guarantee is illegal, invalid or unenforceable, in whole or in part, in accordance with its terms but subject to the terms of this Limited Guarantee; (b) it will comply with all applicable Laws and orders of governmental authorities to which it may be subject if failure to so comply would impair its ability in any material respect to perform its obligations under this Limited Guarantee; and (c) in the event that Guarantor is required to make payments pursuant to the terms of this Limited Guaranty or the Equity Commitment Letter, it will call capital from its partners in such amounts and at such times as required by and in accordance with the terms of this Limited Guarantee.

18.                               No Assignment.  Neither the Guarantor nor the Company may assign their respective rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Company (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by the Company).

19.                               Severability.  If any provision, including any phrase, sentence, clause, section or subsection, of this Limited Guarantee is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provisions in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever; provided, that this Limited Guarantee may not be enforced without giving effect to the limitation of the amount payable hereunder to an amount equal to the Parent Liability Limitation provided in Section 1 hereof and to the provisions of Section 4 and Section 6.  No party shall assert, and each party shall cause its respective Affiliates not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable.

20.                               Headings.  The headings contained in this Limited Guarantee are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

21.                               Relationship of the Parties.  Each party acknowledges and agrees that (a) this Limited Guarantee is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this Limited Guarantee nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise and (b) the obligations of the Guarantor under this Limited Guarantee are solely contractual in nature.  In no event shall Parent Merger Sub or the Guarantor be considered an Affiliate, “security holder” or “representative” of the Company for any purpose of this Limited Guarantee.

*     *     *     *     *

IN WITNESS WHEREOF, the undersigned have executed and delivered this Limited Guarantee as of the date first written above.

VECTOR CAPITAL IV, L.P.

By:	VECTOR CAPITAL PARTNERS IV, L.P.,
its general partner

By:	VECTOR CAPITAL, L.L.C.,
a general partner

By:	/s/ David Baylor
Name:	David Baylor
Title:	Authorized Person

SIZMEK INC.

By:	/s/ Neil Nguyen
Name:	Neil Nguyen
Title:	President and Chief Executive Officer

{Limited Guarantee}